Calculation of Filing Fee Tables
S-8
Contango Silver & Gold Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share	Other	2,816,539	$ 16.89	$ 47,571,343.71	0.0001381	$ 6,569.60
2	Equity	Common Stock, par value $0.01 per share	Other	213,893	$ 13.39	$ 2,864,027.27	0.0001381	$ 395.52
3	Equity	Common Stock, par value $0.01 per share	Other	203,155	$ 16.13	$ 3,276,890.15	0.0001381	$ 452.54
Total Offering Amounts:						$ 53,712,261.13		$ 7,417.66
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 7,417.66
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional shares of common stock as may become issuable pursuant to the adjustment provisions of the 2026 Omnibus Incentive Plan (the "Contango 2026 Plan") including stock splits, stock dividends or similar transactions. (2) As described in the Introduction in this Registration Statement, represents (i) 2,816,539 shares of common stock of the Registrant, par value $0.01 per share ("Common Stock"), comprised of 2,500,000 new shares of Common Stock issuable pursuant to the Contango 2026 Plan and 316,539 shares of Common Stock that remain available for grant under the Registrant's 2023 Omnibus Incentive Plan, (ii) 213,893 shares of Common Stock issuable in connection with stock options awarded under the Dolly Varden Share Option Plan, as amended and restated on May 18, 2017 (the "DVS 2017 Option Plan"), that were assumed by and converted into stock options of the Registrant on March 26, 2026 in connection with the Registrant's acquisition of Dolly Varden Silver Corporation ("Dolly Varden"), and (iii) 203,155 shares of Common Stock issuable in connection with stock options awarded under the Dolly Varden Stock Option Plan, dated May 20, 2022 (the "DVS 2022 Option Plan"), that were assumed by and converted into stock options of the Registrant on March 26, 2026 in connection with the Registrant's acquisition of Dolly Varden. (3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Common Stock as reported on NYSE American on March 30, 2026, which such date is within five business days of the filing of this registration statement, of $16.89 per share.

[2]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional shares of common stock as may become issuable pursuant to the adjustment provisions of the 2026 Omnibus Incentive Plan (the "Contango 2026 Plan") including stock splits, stock dividends or similar transactions. (2) As described in the Introduction in this Registration Statement, represents (i) 2,816,539 shares of common stock of the Registrant, par value $0.01 per share ("Common Stock"), comprised of 2,500,000 new shares of Common Stock issuable pursuant to the Contango 2026 Plan and 316,539 shares of Common Stock that remain available for grant under the Registrant's 2023 Omnibus Incentive Plan, (ii) 213,893 shares of Common Stock issuable in connection with stock options awarded under the Dolly Varden Share Option Plan, as amended and restated on May 18, 2017 (the "DVS 2017 Option Plan"), that were assumed by and converted into stock options of the Registrant on March 26, 2026 in connection with the Registrant's acquisition of Dolly Varden Silver Corporation ("Dolly Varden"), and (iii) 203,155 shares of Common Stock issuable in connection with stock options awarded under the Dolly Varden Stock Option Plan, dated May 20, 2022 (the "DVS 2022 Option Plan"), that were assumed by and converted into stock options of the Registrant on March 26, 2026 in connection with the Registrant's acquisition of Dolly Varden. (3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Common Stock as reported on NYSE American on March 30, 2026, which such date is within five business days of the filing of this registration statement, of $16.89 per share. (4) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the weighted average exercise per share of the outstanding assumed stock options.

[3]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional shares of common stock as may become issuable pursuant to the adjustment provisions of the 2026 Omnibus Incentive Plan (the "Contango 2026 Plan") including stock splits, stock dividends or similar transactions. (2) As described in the Introduction in this Registration Statement, represents (i) 2,816,539 shares of common stock of the Registrant, par value $0.01 per share ("Common Stock"), comprised of 2,500,000 new shares of Common Stock issuable pursuant to the Contango 2026 Plan and 316,539 shares of Common Stock that remain available for grant under the Registrant's 2023 Omnibus Incentive Plan, (ii) 213,893 shares of Common Stock issuable in connection with stock options awarded under the Dolly Varden Share Option Plan, as amended and restated on May 18, 2017 (the "DVS 2017 Option Plan"), that were assumed by and converted into stock options of the Registrant on March 26, 2026 in connection with the Registrant's acquisition of Dolly Varden Silver Corporation ("Dolly Varden"), and (iii) 203,155 shares of Common Stock issuable in connection with stock options awarded under the Dolly Varden Stock Option Plan, dated May 20, 2022 (the "DVS 2022 Option Plan"), that were assumed by and converted into stock options of the Registrant on March 26, 2026 in connection with the Registrant's acquisition of Dolly Varden. (3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Common Stock as reported on NYSE American on March 30, 2026, which such date is within five business days of the filing of this registration statement, of $16.89 per share. (4) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the weighted average exercise per share of the outstanding assumed stock options.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources